UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 7, 2009

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencernent communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 11, 2009, we announced the appointment of John A. Schissel to executive vice president and chief financial officer, effective October 5, 2009. Mr. Schissel succeeds Edward F. Lange, Jr. in the CFO role. Mr. Lange will continue to serve as the company’s chief operating officer, a position he has held since 2007. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Mr. Schissel, 43, will be responsible for all corporate-related accounting, treasury and finance activities; investor relations; capital formation; internal audit and Sarbanes-Oxley compliance.

Since 2004, Mr. Schissel has served as executive vice president, chief financial officer and board member for Carr Properties, which owns, operates, acquires and develops commercial office properties in the Greater Washington D.C. area. From 1991 to 2004, Schissel worked at Wachovia Securities (and predecessor institutions), where he assisted in the launch of the firm’s REIT Corporate Banking Group, serving as senior vice president, and later as a director in the firm’s Real Estate Corporate Finance Group. He holds a bachelor’s degree in business administration and finance from Georgetown University.

Mr. Schissel entered into an employment agreement with us on August 7, 2009 and effective as of October 5, 2009. The agreement provides for at-will employment commencing on October 5, 2009 and continuing thereafter until terminated. Certain material terms of the agreement are as follows:

Base Salary. Mr. Schissel has an annual base salary of $290,000. The Board, in its discretion, may review the Base Salary periodically and adjust Mr. Schissel’s Base Salary in its sole discretion based on relevant circumstances.

Annual Incentive Bonus. Mr. Schissel has the right to receive an annual incentive bonus that is performance based with a specific target bonus level of 80% of his base salary. The amount of the annual bonus will be based on the achievement of management by objective criteria established by our Board of Directors. For any given year, it is anticipated that Mr. Schissel’s annual bonus could range from 0% of base salary to 200% of the target bonus level set forth above.

Long-Term Incentive Awards. Under his employment agreement, Mr. Schissel is eligible to receive long-term incentive awards at the discretion of our Board of Directors. It is contemplated that such awards will take into account financial, operating and other results achieved as well as future long-term performance goals. Such awards may be in the form of options, restricted shares which vest over time or upon satisfaction of performance metrics, SARs, stock grants, or any other form of long-term compensation as determined by our Board of Directors in its sole discretion. From the period from October 5, 2009 through December 31, 2009, Mr. Schissel is entitled to receive as his annual bonus an amount equal to $116,000.

Benefits. During the term of his employment agreement, BRE has agreed to pay the premiums on term life insurance policies covering and for the benefit of Mr. Schissel with face amounts equal to 100% of base salary. Mr. Schissel is also entitled to participate in other benefit plans as are generally provided by us to our other officers.

Severance Benefits. If at any time during the term of his employment agreement, the employment of Mr. Schissel is terminated, he shall be entitled to certain severance benefits based on the nature of his termination. If Mr. Schissel is terminated by us other than for Good Cause (as defined in the employment agreement) he is entitled to receive a lump-sum payment equal to the sum of: (i) his pro rata estimated annual bonus for the year in question, his final base salary and the average of his annual bonuses for the two fiscal years prior to the year in which his termination occurs and (ii) the vesting benefits set forth in any equity award agreement then in place. If within twelve months after the effective date of a Change in Control (as defined in the employment agreement) Mr. Schissel terminates his employment with the Continuing Employer (as defined in the employment agreement) without Good Reason (as defined in the employment agreement), he is entitled to receive the amounts set forth in the preceding sentence. If within twelve months after the effective date of a Change in Control Mr. Schissel terminates his employment with the Continuing Employer for Good Reason or the Continuing Employer terminates his employment without Good Cause, he is entitled to receive from the Continuing Employer: (i) a lump sum equal to his pro rata estimated annual bonus for that year, (ii) a lump-sum payment equal to: (a) if the termination occurs after he has been employed through two full fiscal years, two times the sum of (A) his final base salary and (B) the average of the annual bonuses awarded to him for the two fiscal years prior to the year in which the termination occurs; (b) if the termination occurs after he has been employed more than one but less than two full fiscal years, two times the sum of (C) his final base salary and (D) the annual bonus he was awarded in the immediately preceding year; or (c) if the termination occurs before he has been employed through one full fiscal year, two times the sum of (E) his final base salary and (F) his target bonus. In addition, he would also entitled to receive accelerated vesting of equity awards.

In the event that the benefits provided for in his employment agreement, when aggregated with any other payments or benefits received by Mr. Schissel, would constitute a “parachute payment,” and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the aggregate benefits will either be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the officer of the greatest amount of aggregate benefits on an after-tax basis.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this report contains forward-looking statements regarding the employment arrangements of Mr. Schissel, and is based on our current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under acceptable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. Our success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K as they may be updated from time to time by our subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. We assume no obligation to update this information. For more details, please refer to our SEC filings, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit Number

10.1	Employment Agreement dated August 7, 2009

99.1	Press Release dated August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: August 13, 2009	By:	/s/ Kerry Fanwick
	Name:	Kerry Fanwick
	Its:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number
10.1	Employment Agreement dated August 7, 2009

99.1	Press Release dated August 11, 2009

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